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                                                                      Exhibit B
                                                                      ---------

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule
13D dated January 19, 1997 with respect to the Common Stock of Advantica Restaurant Group, Inc., is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

         This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Dated:   January 19, 1998


                                   MOORE CAPITAL MANAGEMENT, INC.


                                   By:    /s/ Stephen R. Nelson
                                        ---------------------------
                                        Name:   Stephen R. Nelson
                                        Title:  Vice President


                                        LOUIS M. BACON


                                        /s/ Stephen R. Nelson
                                        -------------------------
                                        Attorney-in-Fact


                                   MOORE GLOBAL INVESTMENTS, LTD.


                                   By:

                                        By:    /s/ Stephen R. Nelson
                                             -------------------------
                                             Name:   Stephen R. Nelson
                                             Title:  Attorney-in-Fact